UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of interim executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated August 5, 2014, SunEdison, Inc. (the “Company”) announced that its Board of Directors has appointed Clayton C. Daley, Jr., to serve as a director, effective August 1, 2014, to fill a vacancy on the board of directors created by the retirement of Marshall Turner. Mr. Daley's term will expire at the Company’s Annual Meeting of Stockholders in 2015. In connection with Mr. Daley’s appointment, the Board has also appointed Mr. Daley to the Audit Committee. The Company’s Board of Directors has determined that Mr. Daley is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.
Mr. Daley was nominated by the Company’s Nominating and Corporate Governance Committee (the “Committee”) after a thorough review of all the candidates’ backgrounds, relevant experience and professional and personal reputations. The Committee conducted a formal search for nominees and considered recommendations from Board members and members of management of the Company.
Mr. Daley will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 15, 2014.
A copy of the Company’s press release announcing the foregoing appointment is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits     Item

99.1	Press release dated August 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	August 5, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
99.1	Press release dated August 5, 2014.